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NABI                                                                EXHIBIT 23.2
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                             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-2253) and the Registration Statements on Form S-8 (No. 33-42223, No. 33-42224, No. 33-05219, No. 33-60795, No. 33-64092, No. 33-65069, No. 333-56037, No.
333-56071, No. 333-81009 and No. 333-95269) of Nabi and its subsidiaries of our report dated March 26, 1999, appearing in this Form 10-K.








/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Miami, Florida
March 14, 2000





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